EXHIBIT 23
CONSENT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 No. 333-128456 of T Bancshares, Inc. of our report dated March 29, 2017, relating to the consolidated financial statements, which appears in this Form 10-K.

/s/WHITLEY PENN LLP

Dallas, TX
March 29, 2017